Exhibit 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Arbitron Inc. (the “Company”), each hereby certifies that, to his knowledge, on the date hereof:

(a)	the Form 10-Q of the Company for the period ended September 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen B. Morris

Stephen B. Morris
Chief Executive Officer
Date: November 7, 2003

/s/ William J. Walsh

William J. Walsh
Chief Financial Officer
Date: November 7, 2003

A signed original of this written statement required by Section 906 has been provided to Arbitron Inc. and will be retained by Arbitron Inc. and furnished to the Securities and Exchange Commission or its staff upon request.